    As filed with the Securities and Exchange Commission on October 7, 1997

                                            REGISTRATION STATEMENT NO. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           -------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           -------------------------

                       BORON, LEPORE & ASSOCIATES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                             22-2365997
  (STATE OF INCORPORATION)                                  (I.R.S. EMPLOYER
                                                           IDENTIFICATION NO.)

                             17-17 ROUTE 208 NORTH
                              FAIR LAWN, NJ 07410
                                (201) 791-7272
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

             AMENDED AND RESTATED 1996 STOCK OPTION AND GRANT PLAN
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                           (FULL TITLE OF THE PLANS)
                           -------------------------

                               PATRICK G. LEPORE
                CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                       BORON, LEPORE & ASSOCIATES, INC.
                             17-17 ROUTE 208 NORTH
                              FAIR LAWN, NJ 07410
                                (201) 791-7272

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                           -------------------------

                                With copies to:

    JOHN R. LECLAIRE, P.C.                           JAMES LEPORE, ESQ.
 GOODWIN, PROCTER & HOAR  LLP                  LEPORE, ZIMMERER, LEPORE & LUIZZI
       EXCHANGE PLACE                                  1593 ROUTE 88 WEST
BOSTON, MASSACHUSETTS  02109-2881                    BRICK, NEW JERSEY  08724
        (617) 570-1000                                     (908) 840-0550

                           -------------------------

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
Title of Securities Being        Amounts to be        Proposed Maximum            Proposed Maximum          Amount of
       Registered                Registered (1)    Offering Price Per Share     Aggregate Offering Price   Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01           16,666             $   0.43  (2)                 $     7,167              $     2.17
 per share                            262,327                 9.45  (2)                   2,478,991                  751.21
                                      246,666                12.00  (2)                   2,959,992                  896.97
                                       40,000                17.00  (2)                     680,000                  206.06
                                    1,913,021                23.4375(3)                  44,836,430               13,586.80
                                    ---------                                           -----------              ----------
                                    2,478,680(4)                                        $50,962,580              $15,443.21
===========================================================================================================================

(1) This Registration Statement also relates to such indeterminate number of additional shares of Boron, LePore & Associates, Inc. Common Stock as may be required pursuant to the Amended and Reinstated 1996 Stock Option and Grant Plan and 1997 Employee Stock Purchase Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under these plans or other similar event.

(2) This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the registration fee and is based upon the price at which outstanding options may be exercised.

(3) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices for the Registrant's Common Stock, par value $.01 per share, as reported on the Nasdaq National Market on October 2, 1997

(4) Includes 2,253,680 shares and 225,000 shares to be offered pursuant to the Amended and Restated 1996 Stock Option and Grant Plan and the 1997 Employee Stock Purchase Plan, respectively.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1. Plan Information.*
        ----------------


Item 2. Registrant Information and Employee Plan Annual Information.*
        -----------------------------------------------------------


    * Information required by Part I to be contained in the Section 10(a) Prospectuses is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Introductory Note to Part I of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference.
        -----------------------------------------------

    Boron, LePore & Associates, Inc. (the "Registrant") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission:

    (a) the Registrant's final prospectus dated September 23, 1997 as filed with the Securities and Exchange Commission on September 24, 1997 pursuant to Rule 424(b) under the Securities Act (the "Prospectus");

    (b) all other reports filed with the Securities and Exchange Commission by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since September 24, 1997; and

    (c) the description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A, dated September 16, 1997, as filed with the Securities and Exchange Commission on September 17, 1997 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

    In addition, all documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities.
        -------------------------

    Not Applicable.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

    Not Applicable.


Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

    In accordance with Section 145 of the General Corporation Law of the State of Delaware ("DGCL"), Article VII of the Registrant's Restated Certificate of Incorporation (the "Certificate") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The Certificate further provides that any repeal of Article VII by the stockholders or an amendment to the DGCL shall not adversely effect any right or protection with respect to acts or omissions occurring prior to such repeal.

    Article V of the Registrant's Amended and Restated By-laws (the "By-laws") provides for indemnification by the Registrant of its directors, officers and certain non-officer employees (including officers and certain non-officer employees of subsidiaries) under certain circumstances against expenses (including attorneys fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was a director, an officer or an employee of the Registrant, or is acting in any capacity with other entities at the written request of the Registrant, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to criminal actions or proceedings, that such person had no reasonable cause to believe his or her conduct was unlawful. The by-laws provide that these provisions of Articles V are deemed to be a contract between the Corporation and each Officer and Non-Officer Employee.

    The Registrant has entered into indemnification agreements with each of its non-employee directors reflecting the foregoing provisions of its By-laws and requiring the advancement of expenses in proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

    Under Section 8 of the Underwriting Agreement filed as Exhibit 1.1 to the Prospectus, the Underwriters have agreed to indemnify, under certain conditions, the Registrant, its directors, certain officers and persons who control the Registrant within the meaning of the Securities Act against certain liabilities.

    The Company carries directors' and officers' liability insurance covering its directors and officers.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

    Not Applicable.


Item 8. Exhibits.
        --------

    The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibits
--------

     #4.1   Third Amended and Restated Certificate of Incorporation
     #4.2   Amended and Restated By-Laws
     #4.3   Boron, LePore & Associates, Inc. Amended and Restated 1996 Stock
            Option and Grant Plan
     #4.4   Boron, LePore & Associates, Inc. 1997 Employee Stock Purchase Plan
      5.1   Opinion of Goodwin, Procter & Hoar  LLP as to the legality of the securities being registered
     23.1   Consent of Goodwin, Procter & Hoar  LLP (included in Exhibit 5.1)
     23.2   Consent of Arthur Andersen LLP
     23.3   Consent of M.R. Weiser & Co. LLP
     24.1   Powers of Attorney (included on signature pages to this Registration
            Statement)
_____________________

# Incorporated by reference to the relevant exhibit to the Boron, LePore & Associates, Inc. Registration Statement on Form S-1 (File No. 333-30573), as amended, as filed with the Securities and Exchange Commission.

Item 9.  Undertakings.
         ------------

     (a)       The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any acts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or
          Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, Boron, LePore & Associates, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fair Lawn, New Jersey on this 19th day of September, 1997.

                              Boron, LePore & Associates, Inc.


                              By: /s/ Patrick G. LePore
                                  ---------------------------------------------
                                              Patrick G. LePore
                                 Chairman, Chief Executive Officer and President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Patrick G. LePore and Gregory F. Boron person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE              TITLE                      DATE
          ---------              -----                      ----


/s/ Patrick G. LePore    Chairman of the Board,          September 19, 1997
-----------------------  Chief Executive Officer,
Patrick G. LePore        President  and Director
                         (Principal Executive Officer)


/s/ Gregory F. Boron     Chief Operating Officer         September 19,1997
-----------------------  and Director
Gregory F. Boron


/s/ Martin J. Veilleux   Chief Financial Officer,        September 19, 1997
-----------------------  Secretary and Treasurer
Martin J. Veilleux       (Principal Financial Officer
                         and Principal Accounting
                         Officer)


/s/ Roger Boissonneault    Director                      September 19, 1997
-----------------------
Roger Boissonneault

/s/ Roger B. Kafker      Director                        September 19, 1997
-----------------------
Roger B. Kafker


/s/ Jacqueline C. Morby  Director                        September 19, 1997
-----------------------
Jacqueline C. Morby



/s/ Joseph E. Smith      Director                        September 19, 1997
-----------------------
Joseph E. Smith


/s/ John A. Staley, IV   Director                        September 19, 1997
-----------------------
John A. Staley, IV

                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    ------------

#4.1           Third Amended and Restated Certificate of Incorporation
#4.2           Amended and Restated By-laws
#4.3           Boron, LePore & Associates, Inc. Amended and Restated 1996 Stock
               Option and Grant Plan
#4.4           Boron, LePore & Associates, Inc. 1997 Employee Stock Purchase
               Plan
 5.1           Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered
23.1           Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1)
23.2           Consent of Arthur Andersen LLP
23.3           Consent of M.R. Weiser & Co. LLP
24.1           Powers of Attorney (included on signature pages to this
               Registration Statement)


# Incorporated by reference to the relevant exhibit to the Boron, LePore & Associates, Inc. Registration Statement on Form S-1 (File No. 333-30573), as amended, as filed with the Securities and Exchange Commission.